UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 19, 2021

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 Results of Operations and Financial Condition.

On July 19, 2021, Cytokinetics, Incorporated (the “Company”) filed a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-234537) (the “Registration Statement”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering of its common stock, par value $0.001 per share (the “Common Stock”). The Company included the following disclosure under the heading “Prospectus supplement summary—Recent developments—Financial update” in the Preliminary Prospectus Supplement:

“As of June 30, 2021, we had approximately $424.0 million of cash, cash equivalents and investments. These amounts have not been audited, reviewed, or compiled by our independent registered public accounting firm. Our actual cash, cash equivalents and investments as of June 30, 2021 may differ from these amounts after we complete our comprehensive accounting procedures for the three months ended June 30, 2021. Our financial statements for the three and six months ended June 30, 2021 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.”

The information set forth in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 Other Events.

On July 20, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 10,000,000 shares of Common Stock. The price to the public in the offering is $27.50 per share of Common Stock. The Underwriters have agreed to purchase the shares of Common Stock from the Company pursuant to the Underwriting Agreement at a price of $25.85 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,500,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from the offering are expected to be $275 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, or approximately $316 million if the Underwriters exercise in full their option to purchase additional shares. The offering is expected to close on July 23, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The offering is being made pursuant to the Registration Statement and an accompanying prospectus previously filed with the SEC and a Preliminary Prospectus Supplement and final prospectus supplement thereunder (collectively, the “Prospectus Supplement”). The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of July 20, 2021, by and among Cytokinetics, Incorporated, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: July 21, 2021	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer